Exhibit 99.1

Amendment to Financing and Security Agreement
Between Action Capital Corporation and Telos Corporation

WHEREAS, Action Capital Corporation ("ACTION") entered into a Financing and Security Agreement with Telos Corporation (hereinafter "CLIENT") dated July 15, 2016; and

WHEREAS both parties agree to amend this document in accordance with Section 6.5 thereof;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 6.1 shall be amended effective as of September 6, 2016 by deleting the section in its entirety and replacing it with the following:

6.1	MAXIMUM ACCOUNT: The outstanding amount of CLIENT's account with ACTION (that is, at any time, the unpaid and owing principal amount of advance made by ACTION to CLIENT) shall not exceed Five Million U.S. Dollars ($5,000,000.00).

Agreed to this 6th day of September, 2016.

CLIENT: Telos Corporation
		By:	/s/ Michele Nakazawa
		Title:	Chief Financial Officer

Attested By:	/s/ Deborah L. Smith
Seal:

ACTION: Action Capital Corporation
		By:	/s/ Patrick A. Thom
Patrick A. Thom
		Title:	President